EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement No. 333-39249 on Form S-8 related to the Pioneer Natural Resources USA, Inc. Profit Sharing 401(k) Plan, and

(2)
Registration Statement No. 333-178671 on Form S-8 related to the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan, the Pioneer Natural Resources Company 2006 Long-Term Incentive Plan and the Pioneer Natural Resources Company Executive Deferred Compensation Plan;

of Pioneer Natural Resources Company of our report dated June 23, 2014, with respect to the statement of net assets available for benefits of the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan as of December 31, 2013, the related statement of changes in net assets available for benefits for the year then ended, and the related supplemental schedule H, line 4i- schedule of assets (held at end of year) as of December 31, 2013, which report appears in the December 31, 2013 annual report on Form 11-K of the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan.

Whitley Penn LLP

Dallas, Texas
June 23, 2014

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